Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-22309 on Form N-1A of our report dated February 12, 2026 relating to the financial statements and financial highlights of Lazard Retirement Emerging Markets Equity Portfolio, Lazard Retirement International Equity Portfolio, Lazard Retirement US Small Cap Equity Select Portfolio and Lazard Retirement Global Dynamic Multi-Asset Portfolio, each a series of Lazard Retirement Series, Inc., appearing in Form N-CSR of Lazard Retirement Series, Inc. for the year ended December 31, 2025, and to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

April 9, 2026